            KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  constitutes and appoints Robert G. Zack his true and lawful  attorneys-in-fact  and agents, and each of  them,  with  full  power  of  substitution  and  resubstitution,  for him in his capacity as an Officer and Managing  General  Partner of  Centennial  America  Fund,
L.P.  (the  "Fund"),  to sign on his  behalf  any  and all  Registration  Statements
(including  any  post-effective  amendments to  Registration  Statements)  under the
Securities Act of 1933,  the  Investment  Company Act of 1940 and any amendments and supplements thereto, and other documents in connection  thereunder,  and to file the same, with all exhibits thereto, and other documents in connection  therewith,  with the Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them, full power and authority to do and perform each and every act and thing  requisite  and  necessary  to be done in and about the  premises,  as fully as to all  intents  and  purposes  as he might or could do in  person,  hereby ratifying and confirming  all that said  attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:      October 27, 2003

/s/ John V. Murphy

-----------------------
John V. Murphy

MurphyPOA(CALP)(102703).doc